EXHIBIT 4(g)

                                 AMENDMENT NO. 3

                      THIRD AMENDMENT TO THIRD AMENDED AND
                       RESTATED REVOLVING CREDIT AGREEMENT
                       -----------------------------------

         THIS THIRD AMENDMENT, dated as of the 30th day of October, 1998, by and between Newcor, Inc., a Delaware corporation, of Bloomfield Hills, Michigan (herein collectively called "Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");

                                   WITNESSETH:

         WHEREAS, Company and Bank desire to amend that certain Third Amended and Restated Revolving Credit Agreement dated as of January 15, 1998, entered into by and between Company and Bank, which was amended by an Amendment dated as of February 10, 1998 and an Amendment dated as of September 1, 1998 (herein called "Agreement");

         NOW, THEREFORE, it is agreed that the Agreement is amended as follows:

         1.       The definition of "Applicable Measuring Period" set forth in
Section 1 of the Agreement is amended to read as follows:

                  "'Applicable Measuring Period' shall mean (a) with respect to Option A set forth in Sections 6.3, 6.4 and 6.16 hereof, for the fiscal quarter ending October 31, 1998, the nine month period beginning February 1, 1998 and ending October 31, 1998, and for each fiscal quarter thereafter, the four preceding fiscal quarters, (b) with respect to Option B set forth in Sections 6.3, 6.4 and 6.16 hereof, for the fiscal quarter ending (i) October 31, 1998, the nine month period beginning February 1, 1998 and ending October 31, 1998, (ii) December 31, 1998, the eleven month period beginning February 1, 1998 and ending December 31, 1998, (iii) March 31, 1999, the three month period beginning January 1, 1999 and ending March 31, 1999, (iv) June 30, 1999, the six month period beginning January 1, 1999 and ending June 30, 1999, (v) September 30, 1999, the nine month period beginning January 1, 1999 and ending September 30, 1999 and (vi) December 31, 1999 and each fiscal quarter thereafter, the four preceding fiscal quarters, and (c) with respect to Option B, for purposes of calculating the Funded Debt to EBITDA Ratio to determine the Applicable Margin and the Applicable Commitment Fee Percentage pursuant to Section 2.11 hereof and Schedule 2.11 hereto, for the fiscal quarter ending December 31, 1998, the eleven month period beginning February 1, 1998 and ending December 31, 1998 and for each fiscal quarter thereafter, the four preceding fiscal quarters."

         2. The definition of "EBITDA" set forth in Section 1 of the Agreement is amended to read as follows:

                  "'EBITDA' shall mean as of any date of determination, Net Income for the Applicable Measuring Period plus, to the extent deducted in determining Net Income, (1) depreciation and amortization expense of Company and its consolidated Subsidiaries for such period, (2) interest expense of Company and its consolidated Subsidiaries for such period, and (3) income taxes of Company and its consolidated Subsidiaries for such period, all as determined in accordance with generally accepted accounting principles consistently applied, multiplied by (A) with respect to Option A set forth in Section 6.16 hereof, (i) four for the Applicable Measuring Period ending April 30, 1998, (ii) two for the Applicable Measuring Period ending July 31, 1998, (iii) one and one-third for the Applicable Measuring Period ending October 31, 1998 and (iv) one for each period thereafter, and (B) with respect to Option B set forth in Section 6.16 hereof, (i) twelve-elevenths for the Applicable Measuring Period ending December 31, 1998, (ii) four for the Applicable Measuring Period ending March 31, 1999, (iii) two for the Applicable Measuring Period ending June 30, 1999, (iv) one and one-third for the Applicable Measuring Period ending September 30, 1999 and (v) one for each period thereafter."

         3.       The definition of "Funded Debt to EBITDA Ratio" set forth in
Section 1 of the Agreement is amended to read as follows:

                  "'Funded Debt to EBITDA Ratio" shall mean, as of any date of determination, a ratio the numerator of which is Funded Debt as of such date and the denominator of which is EBITDA for the Applicable Measuring Period multiplied by (A) with respect to Option A set forth in Section 6.4 hereof, (i) four for the Applicable Measuring Period ending April 30, 1998, (ii) two for the Applicable Measuring Period ending July 31, 1998, (iii) one and one-third for the Applicable Measuring Period ending October 31, 1998 and (iv) one for each period thereafter, and (B) with respect to Option B set forth in Section 6.4 hereof, (i) twelve-elevenths for the Applicable Measuring Period ending December 31, 1998, (ii) four for the Applicable Measuring Period ending March 31, 1999, (iii) two for the Applicable Measuring Period ending June 30, 1999, (iv) one and one-third for the Applicable Measuring Period ending September 30, 1999 and (v) one for each period thereafter.

         4.       Section 6.3 of the Agreement is amended to read as follows:

                  "On a Consolidated statement basis, maintain as of the end of each fiscal quarter, a Debt Service Coverage Ratio of not less than the following amounts during the periods specified below:

                  OPTION A:
                  October 31, 1999 through April 29, 2000................................................1.0 to 1.0
                  April 30, 2000 through October 30, 2000...............................................1.25 to 1.0
                  October 31, 2000 and thereafter........................................................1.5 to 1.0

                  OPTION B:

                  March 31, 1999 through June 29, 2000..................................................1.20 to 1.0
                  June 30, 2000 through December 30, 2000...............................................1.25 to 1.0
                  December 31, 2000 and thereafter.....................................................1.50 to 1.0"
         5.       Section 6.4 of the Agreement is amended to read as follows:

                           "6.4 On a Consolidated statement basis, maintain as of the end of each fiscal quarter, a
                  Funded Debt to EBITDA Ratio of not more than the following amounts during the periods specified below:

                  OPTION A:

                  October 31, 1998 through January 30, 1999..............................................6.5 to 1.0
                  January 31, 1999 through April 29, 1999...............................................6.75 to 1.0
                  April 30, 1999 through July 30, 1999...................................................6.5 to 1.0
                  July 31, 1999 through October 30, 1999................................................6.25 to 1.0

                  October 31, 1999 through April 29, 2000................................................5.5 to 1.0
                  April 30, 2000 through October 30, 2000................................................5.0 to 1.0
                  October 31, 2000 and thereafter........................................................4.5 to 1.0

                  OPTION B:

                  October 31, 1998 through December 30, 1998.............................................6.5 to 1.0
                  December 31, 1998 through March 30, 1999..............................................6.75 to 1.0
                  March 31, 1999 through March 30, 2000..................................................5.0 to 1.0
                  March 31, 2000 through December 30, 2000..............................................4.75 to 1.0
                  December 31, 2000 and thereafter......................................................4.5 to 1.0"

         6. Section 6.10 of the Agreement is amended to replace the word "and" in the fifth line thereof with a comma and to add "and 6.16" immediately following the reference to "6.5" in the fifth line thereof.

         7.       Section 6.16 is added to the Agreement as follows:

                  "6.16 Maintain at all times EBITDA of not less than the following amounts during the periods specified below:

                  OPTION A:
                  October 31, 1998 through January 30, 1999.................................................$22,000
                  January 31, 1999 through April 29, 1999...................................................$21,500
                  April 30, 1999 through July 30, 1999......................................................$22,000
                  July 31, 1999 through October 30, 1999....................................................$23,500

                  OPTION B:

                  October 31, 1998 through December 30, 1998................................................$22,000
                  December 31, 1998 through March 30, 1999.................................................$21,000"



         8. On or before December 31, 1998, Company shall elect either Option A or Option B, as set forth in Sections 6.3, 6.4 and 6.16 of the Agreement by delivering written notice of such election to Bank. If Company fails to provide such written notice by December 31, 1998, Option A shall govern and control.

         9. Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 5.1 through 5.7 and 5.9 through 5.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 5.8 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 6.1 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

         10. This Amendment shall be effective upon (a) execution of this Amendment by Company and Bank, (b) execution by the Guarantors of the attached Acknowledgment, and (c) payment to Bank of a nonrefundable fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500) which shall be deemed fully earned by Bank upon execution of this Amendment.

         11. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

         WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK                                    NEWCOR, INC.


By:  /s/ Timothy P. Ashley             By:   /s/ W. John Weinhardt
  --------------------------              ------------------------
                                                 W. John Weinhardt

Its: Vice President                    Its:     President


                                                By:   /s/ John J. Garber
                                                   ---------------------
                                                          John J. Garber

                                                Its:     Treasurer

                                 ACKNOWLEDGMENT
                                 --------------



         The undersigned accept and agree to the Amendment No. 3 to the Third Amended and Restated Revolving Credit Agreement and agree to the continued effectiveness of the Guaranties originally executed and delivered to Comerica Bank by the undersigned on January 15, 1998 and on March 4, 1998, as applicable.

                                    ROCHESTER GEAR, INC.



                                    By:  /s/ W. John Weinhardt
                                       -----------------------
                                             W. John Weinhardt

                                    Its:     Chairman



                                    By:  /s/ John J. Garber
                                       --------------------
                                             John J. Garber

                                    Its:     Treasurer



                                    ENC CORP.



                                    By:   /s/ W. John Weinhardt
                                       ------------------------
                                              W. John Weinhardt

                                    Its:     Chairman



                                    By:   /s/ John J. Garber
                                       ---------------------
                                              John J. Garber

                                    Its:     Treasurer

DECO TECHNOLOGIES, INC.                     PLASTRONICS PLUS, INC.


By: /s/ W. John Weinhardt                   By:  /s/ W. John Weinhardt
  ---------------------------                  -----------------------
                                                     W. John Weinhardt

Its: Chairman                               Its:     Chairman
    ------------------------

By: /s/ John J. Garber
   -------------------------
                                            By:  /s/ John J. Garber
                                               --------------------
                                                     John J. Garber
Its: Treasurer
    ------------------------
                                            Its:     Treasurer


DECO INTERNATIONAL, INC.                    NEWCOR M-T-L, INC.


By: /s/ W. John Weinhardt                   By:  /s/ W. John Weinhardt
  ---------------------------                  -----------------------
                                                     W. John Weinhardt

Its: Chairman                               Its:     Chairman

By: /s/ John J. Garber
   -------------------------
                                            By:  /s/ John J. Garber
                                               --------------------
Its: Treasurer                                       John J. Garber
    ------------------------
                                            Its:     Treasurer

TURN-MATIC, INC.                            GRAND MACHINING COMPANY


By: /s/ W. John Weinhardt                   By: /s/ W. John Weinhardt
  ---------------------------                  -----------------------

Its: Chairman                               Its:  Chairman
   --------------------------                  -----------------------

By: /s/ John J. Garber                      By: /s/ John J. Garber
  ---------------------------                  -----------------------
Its: Treasurer                              Its:  Treasurer
   --------------------------                  -----------------------









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